UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                               FORM 8-K/A (NO.3)

             Current Report Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) NOVEMBER 8, 2010


                     ENVIRONMENTAL SOLUTIONS WORLDWIDE, INC
              (EXACT NAME OF COMPANY AS SPECIFIED IN ITS CHARTER)

FLORIDA                                000-30392                   13-4172059
-------                                ---------                   ----------
(STATE OR OTHER JURISDICTION)    (COMMISSION FILE NUMBER)       (I.R.S. EMPLOYER
OF INCORPORATION)                                                IDENTIFICATION)


             335 CONNIE CRESCENT, CONCORD, ONTARIO, CANADA L4K 5R2

              (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (905) 695-4142

                                      N/A

         (Former name or former address, if changed since last report)



|_| Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))













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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Effective May 31, 2011, the Company's wholly owned subsidiary ESW Canada, Inc. entered into a sixth modification of its Demand Credit Agreement dated March 10, 2010 (the "Credit Agreement") whereby it received an extension on the term of its Credit Agreement from its commercial lender through June 30, 2011. The Company is currently in compliance with the terms of the Credit Agreement.

The new modification is subject to all covenants and the security margin under the Credit Agreement remaining in order at all times. The commercial lender and the Company have agreed to reduce the Operating Loan limit as defined in the Credit Agreement to a maximum of $1,500,000 or the borrowing base established by the security margin if less; all loans made by the commercial lender are to be satisfied and the credit facilities cancelled upon the earlier of the completion of the Company's rights offering or June 30, 2011. The commercial lender has also advised that any reasonable request for an extension of the June 30, 2011 date will be considered in light of the Company's rights offering. With the modification to the Credit Agreement, the Company's wholly owned subsidiary ESW Canada also agreed to pay a fee to its commercial lender for the extension including reasonable legal and advisory fees.

                                   SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          ENVIRONMENTAL SOLUTIONS WORLDWIDE INC.

Date: June 3, 2011
                                           By: /S/ Praveen Nair
                                               -----------------
                                                   Praveen Nair
                                                   Chief Financial Officer